As filed with the Securities and Exchange Commission on August 3, 2022
Registration No. 333-250057

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MERITOR, INC.
(Exact Name of Registrant as Specified in Its Charter)

Indiana	38-3354643
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2135 West Maple Road
Troy, Michigan 48084-7186
(248) 435-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott M. Confer, Esq.
Interim Chief Legal Officer and Corporate Secretary
Meritor, Inc.
2135 West Maple Road
Troy, Michigan 48084-7186
(248) 435-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY STATEMENT — DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Automatic Shelf Registration Statement on Form S-3 (File Number 333-250057) (the “Registration Statement”), originally filed with the Securities and Exchange Commission by Meritor, Inc., an Indiana corporation (the “Registrant”).

The Registration Statement, filed on November 13, 2020, registered an indeterminate amount of the Registrant’s common stock, preferred stock, debt securities, warrants and guarantees of debt securities.

Pursuant to the Agreement and Plan of Merger (as amended, modified or supplemented from time to time), dated as of February 21, 2022, by and among Cummins Inc., an Indiana corporation (“Parent”), Rose NewCo Inc., an Indiana corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and the Registrant, Merger Sub merged with and into the Registrant (the “Merger”) on August 3, 2022, with the Registrant surviving the Merger as a wholly-owned subsidiary of Parent.

As a result of the Merger, the Registrant has terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrant in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered and remain unsold at the termination of such offering, the Registrant hereby removes from registration by means of this Post-Effective Amendment No. 1, all securities of the Registrant that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on August 3, 2022.

MERITOR, INC.

By:	/s/ Scott M. Confer
Name:	Scott M. Confer
Title:	Vice President and Interim General Counsel & Corporate Secretary

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.